UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2021

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, Palo Alto Networks, Inc. (the “Company”) announced that William “BJ” Jenkins joined the Company as the Company’s President and Amit Singh, formerly our President, will become Chief Business Officer. Prior to joining the Company, Mr. Jenkins, age 55, served as President and CEO of Barracuda Networks, Inc., a computer security and data storage company, from November 2012 through July 2021.

Pursuant to an offer letter, Mr. Jenkins will be entitled to an annual base salary of $750,000 and his target annual incentive compensation will be 100% of his base salary. In addition, Mr. Jenkins will receive (a) a restricted stock unit award having an approximate value of $10,000,000, which will vest 40% on the one-year anniversary of the date of grant, 30% during the second year in equal quarterly increments, 20% during the third year in equal quarterly increments and 10% during the fourth year in equal quarterly increments, subject to his continuing with the Company on each vesting date and (b) a performance-based restricted stock unit award (the “PSU”) having an approximate value of $14,000,000. The attainment of shares under the PSU will be based on performance targets set each year by the Compensation Committee of the Board of Directors for fiscal years 2022, 2023 and 2024. 33% of the PSU shares attained will vest on the first anniversary of the grant date based on company performance for fiscal year 2022; 33% of the PSU shares attained will vest on the second anniversary of the grant date based on company performance for fiscal year 2023 and 34% of the PSU shares attained will vest on the third anniversary of the grant date based on company performance for fiscal year 2024, subject to his continuing with the Company on each vesting date. The equity grants will be granted under the Company’s 2012 Equity Incentive Plan. The foregoing description of Mr. Jenkins’ offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 to this report.

Mr. Jenkins executed the Company’s standard form of indemnification agreement (see Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2020 filed with the Securities and Exchange Commission on September 4, 2020).

There are no family relationships between Mr. Jenkins and any director or executive officer of the Company, there is and was no arrangement or understanding between him and any other person pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter between the Registrant and Mr. Jenkins, dated July 27, 2021.

99.1	Press release dated as of August 10, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Dipak Golechha
Dipak Golechha
Chief Financial Officer

Date: August 12, 2021